UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2014

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On November 28, 2014, Ecosphere Technologies, Inc. (the “Company”) sold $500,000 of convertible notes (the “Notes”) to three accredited investors (two of which are affiliated) in a private placement offering. The Notes: (i) are convertible at $0.12 per share, (ii) mature on December 18, 2015, and (iii) pay 10% interest per annum on the earlier of (x) the maturity date or (y) conversion. Additionally, the Company issued the investors a total of 8,333,333 five-year warrants (the “Warrants”) exercisable at $0.12 per share. The Notes are secured by a security interest in 10%, or 18,000,000, of the Company’s shares of common stock of Ecos GrowCube, Inc., a Florida corporation.

In addition, on November 28, 2014, in consideration of the new $500,000 investment the Company amended the terms of $1,500,000 of convertible notes (as amended, the “Amended Notes”) and 9,999,960 warrants (as amended, the “Amended Warrants”) purchased by four accredited investors (three of which are affiliated) in the Company’s December 2013 private placement offering. The Amended Notes and Amended Warrants have identical terms to the Notes and Warrants described above. The Amended Notes were previously convertible at $0.30 per share and the Amended Warrants were previously exercisable at $0.35 per share. The holders of the Notes and the Amended Notes are controlled by the same two persons.

The Notes, Warrants, Amended Notes, and Amended Warrants have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Note

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer

Date:  December 4, 2014